Ref: 3558.70343

May 30, 2007

The US Securities and Exchange Commission

Re:

Pacific Asia China Energy Inc. (the “Company”) Registration Statement Form 20F

In connection with the Company’s registration statement Form 20F, I, Ken H. Crowther, P.Eng., on behalf of Sproule International Limited (“Sproule”), hereby consent to the use of and references to Sproule’s name and to the use of our report as an exhibit entitled “Study of the Discovered CBM Resources in the Baotian-Qingshan Property, Guizhou Province, People’s Republic of China (As of December 31, 2005)”, in connection with the disclosure regarding the discovered CBM gas resources in place of the Company contained in part of the Registration Statement. We also confirm that we are recognized as ‘Qualified Evaluators’ for the purpose of the report and have disclosed such in the Report.

Sincerely,

Signed by Ken H. Crowther, P.Eng.

Ken H. Crowther, P.Eng.

President

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